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Exhibit 99.1

EXHIBIT A-1

        Certain consolidating financial statements herein are being filed by the Company under separate cover to be afforded confidential treatment. Pursuant to the Freedom of Information Act and Applicable rules of the Securities and Exchange Commission, the consolidating financial information relating to the Company's non-utility subsidiaries have been separated from the remainder of Exhibit A and marked "CONFIDENTIAL TREATMENT REQUESTED BY DPL INC."

        The Statements for which confidential treatment is requested are found on pages 17 through 28 of Exhibit A-1 bearing the following headings:

1.
Dayton Power and Light Company Consolidating Detail Report, Subsidiaries Unconsolidated, Income Statement, Year to Date 12/31/03;

2.
Dayton Power and Light Company Consolidating Detail Report, Subsidiaries Unconsolidated, Balance Sheet, Year End 12/31/03;

3.
DPL Inc. Consolidating Detail Report, Other Subsidiaries Unconsolidated, Income Statement, Year to Date 12/31/03;

4.
DPL Inc. Consolidating Detail Report, Other Subsidiaries Unconsolidated, Balance Sheet, Year End 12/31/03;

5.
Plaza Building Consolidating Detail Report, Plaza Building Unconsolidated, Income Statement, Year to Date 12/31/03;

6.
Plaza Building Consolidating Detail Report, Plaza Building Unconsolidated, Balance Sheet, Year End 12/31/03.

17

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  Exhibit 99.1
Exhibit A-1